As filed with the Securities and Exchange Commission on June 11, 1997
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             UNIFORCE SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                        13-1996648
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                           415 Crossways Park Drive, Woodbury, NY      11797
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                Stock Option Grants by Uniforce Services, Inc. to
      Harry V. Maccarrone and Rosemary Maniscalco (the "Executive Options")
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  John Fanning
                             Uniforce Services, Inc.
                            415 Crossways Park Drive
                            Woodbury, New York 11797
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 437-3300
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                     Proposed              Proposed
          Title of                                    maximum              maximum
         securities              Amount              offering             aggregate          Amount of
            to be                 to be              price per             offering        registration
         registered            registered              share                price               fee
-------------------------------------------------------------------------------------------------------
Common stock, par
value $.01 per                92,535 shares         $ 11.25 (2)         $ 1,041,018.75        $315.46
share (the                       (1)(2)
"Common Stock"),
issuable upon
exercise of the
Executive Options
=======================================================================================================

(1) Pursuant to Rule 416, an indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of the Executive Options are also being registered.
(2) Consists of 92,535 shares with respect to which the Executive Options have been granted at an exercise price of $11.25 per share.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 11, 1997



PROSPECTUS



                              92,535 COMMON SHARES

                             UNIFORCE SERVICES, INC.
                     Common Stock (par value $.01 per share)


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders"), each of whom may be deemed to be an "affiliate" of the Company as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Shares") constituting a portion of the common stock, par value $.01 per share (the "Common Stock"), of Uniforce Services, Inc. (the "Company") issued by the Company to the Selling Shareholders upon the exercise of the Executive Options granted pursuant to Stock Option Agreements, dated February 21, 1996, by and between the Company and each of Harry V. Maccarrone and Rosemary Maniscalco (the "Executive Option Agreements").

         The offer and sale of the Shares to the Selling Shareholders were previously registered under the Securities Act. The Shares are being reoffered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of the Shares may be effected from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "UNFR." On June 9, 1997, the last sale price for the Common Stock, as reported on Nasdaq, was $18.25.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is        , 1997.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS



AVAILABLE INFORMATION.............................................. 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................... 3

GENERAL INFORMATION................................................ 4

USE OF PROCEEDS.................................................... 4

SELLING SHAREHOLDERS............................................... 4

PLAN OF DISTRIBUTION............................................... 5

LEGAL MATTERS...................................................... 5

EXPERTS............................................................ 5

ADDITIONAL INFORMATION............................................. 5

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 31, 1996 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on April 20, 1984 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Uniforce Services, Inc. at 415 Crossways Park Drive, Woodbury, New York 11797, Attention: Diane J. Geller, Secretary. Oral requests should be directed to such officer (telephone number (516) 437-3300).



         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

                  The Company is a niche supplemental staffing company focused in the areas of Information Services, technology, office automation, medical office support and light industrial. It provides supplemental staffing services to businesses, educational institutions, professional and service organizations, healthcare facilities, federal, state and local governmental agencies and others in the United States. In addition, the Company supplies payroll, billing and/or financial support services to independently owned and operated supplemental staffing firms, provides supplemental laboratory staffing support to the scientific community and provides confidential consulting and payrolling services, permitting clients to utilize former 1099 independent contractors and consultants.

                  The Company assists clients in meeting peak workloads, handling special projects, overcoming personnel shortages and solving staffing emergencies by supplying them with a supplemental work force. Supplemental staffing assignments range in duration from days and weeks to many months. Planned use of supplemental staffing affords economies and flexibility to clients by permitting the hiring of only such permanent employees as are required for the basic day-to-day workload. As clients pay only for actual hours worked by supplemental staff, the cost of such personnel is directly related to production and work flow. Use of services provided by the Company on a routine basis also eliminates or reduces clients' recordkeeping, payroll tax, insurance, benefits, hiring, training and turnover costs.

         The Company's principal executive offices are located at 415 Crossways Park Drive, Woodbury, New York 11797. The Company's telephone number at such location is (516) 437-3300.

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them pursuant to the Executive Option Agreements and will be sold for the account of the Selling Shareholders.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the Executive Option Agreements.

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at April 23, 1997, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.


                                                                                                    Number of shares of
                                                                                                       Common Stock/
                                                                                Number of          Percentage of Class to
                                                 Number of shares of          Shares to be             be Owned After
                                                Common Stock Owned at          Offered for           Completion of the
                   Name                             April 23, 1997               Resale                   Offering
----------------------------------------      ------------------------     -----------------     ------------------------

Harry V. Maccarrone(1).....................             42,752(3)                 23,134(5)              31,184/1.0

Rosemary Maniscalco(2).....................             72,451(4)                 69,401(6)              37,749/1.2

(1) Mr. Maccarrone has been Vice President - Finance, Treasurer and Chief Financial Officer of the Company since May 1989, and a Director of the Company since 1989.
(2) Ms. Maniscalco has been Executive Vice President of the Company since May 1984, Chief Operating Officer since June 1992 and a Director of the Company since 1983.
(3) Includes 41,693 shares of Common Stock deemed to be beneficially owned by Mr. Maccarrone by reason of his right to acquire such shares within 60 days after April 23, 1997.
(4) Includes 72,451 shares of Common Stock deemed to be beneficially owned by Ms. Maniscalco by reason of her right to acquire such shares within 60 days after April 23, 1997.
(5) Consists of shares of Common Stock underlying the Executive Options which may be exercised in whole or in part, at any time and from time to time prior to February 19, 2006 (on which date the Executive Options will, to the extent not previously exercised, expire), as follows: (a) as to 5,784 shares of Common Stock on or after December 11, 1996; (b) as to 5,784 shares of Common Stock, on or after January 1, 1997; (c) as to 5,783 shares of Common Stock, on or after January 1, 1998; and (d) as to the remaining 5,783 shares of Common Stock, on or after January 1, 1999.
(6) Consists of shares of Common Stock underlying the Executive Options which may be exercised in whole or in part, at any time and from time to time prior to February 19, 2006 (on which date the Executive Options will, to the extent not previously exercised, expire), as follows: (i) the incentive stock option to purchase 35,552 shares of Common Stock:
         (a) as to 8,888 shares of Common  Stock on or after  December 11, 1996;
         (b) as to 8,888 shares of Common  Stock,  on or after  January 1, 1997;
         (c) as to 8,888 shares of Common Stock, on or after January 1, 1998; and (d) as to the remaining 8,888 shares of Common Stock, on or after January 1, 1999; and (ii) the non-qualified stock option to purchase 33,849 shares of Common Stock: (a) as to 8,463 shares of Common Stock on or after December 11, 1996; (b) as to 8,463 shares of Common Stock, on or after January 1, 1997; (c) as to 8,462 shares of Common Stock, on or after January 1, 1998; and (d) as to the remaining 8,462 shares of Common Stock, on or after January 1, 1999.


                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Uniforce Services, Inc. and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents Reference

                  The following documents filed by Uniforce Services, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                  2. The description of the Company's Common Stock, par value $.01 per share, in the Company's Registration Statement on Form 8-A filed April 20, 1984.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interest of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

                  The  Company's   authority  to  indemnify  its  directors  and
officers is governed by the provisions of Sections 721 to 726 of the New York Business Corporation Law, as follows:

                  Section.721 Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers -- The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                  Section 722 Authorization for Indemnification of Directors and Officers -- (a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                           (b) The  termination  of any such  civil or  criminal
action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

                           (c) A  corporation  may indemnify any person made, or
threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                           (d) For the purpose of this  section,  a  corporation
shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  Section 723 Payment of Indemnification Other Than By Court Award -- (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

                           (b)  Except  as  provided  in   paragraph   (a),  any
indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                                (1) By the board  acting by a quorum  consisting
of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                                (2) If a quorum  under  subparagraph  (1) is not
obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                                    (A) By the board upon the opinion in writing
of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                                    (B) By the shareholders  upon a finding that
the director or officer has met the applicable standard of conduct set forth in such sections.

                                    (C)  Expenses  incurred in defending a civil
or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

                  Section 724 Indemnification of Directors and Officers by a Court -- (a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

                                (1) In the civil action or  proceeding  in which
the expenses were incurred or other amounts were paid, or

                                (2)  To  the   supreme   court  in  a   separate
proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in action or proceeding in which the expenses were incurred or other amounts were paid.

                           (b) The application  shall be made in such manner and
form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

                           (c)  Where  indemnification  is  sought  by  judicial
action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

                  Section 725 Other Provisions Affecting Indemnification of Directors and Officers -- (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled:

                           (b)  No  indemnification,  advancement  or  allowance
shall be made under this article in any circumstance where it appears:

                                (1)   That   the   indemnification    would   be
inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

                                (2)   That   the   indemnification    would   be
inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                                (3) If there has been a  settlement  approved by
the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

                           (c) If any expenses or other  amounts are paid by way
of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                           (d) If any action with respect to  indemnification of
directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

                           (e) Any notification  required to be made pursuant to
the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

                           (f)  The  provisions  of  this  article  relating  to
indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

                  Section 726 Insurance for Indemnification of Directors and Officers -- (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                                (1)  To  indemnify  the   corporation   for  any
obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                                (2)  To  indemnify  directors  and  officers  in
instances in which they may be indemnified by the corporation under the provisions of this article, and

                                (3)  To  indemnify  directors  and  officers  in
instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

                           (b) No insurance  under paragraph (a) may provide for
any payment, other than cost of defense, to or on behalf of any director or officer.

                                (1) if a judgment  or other  final  adjudication
adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                                (2) in  relation  to any risk the  insurance  of
which is prohibited under the insurance law of this state.

                           (c)  Insurance  under  any  or all  subparagraphs  of
paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

                           (d) The corporation shall, within the time and to the
persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

                           (e) This  section is the public  policy of this state
to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                       ----------- ------------ ----------

                  The Company's certificate of incorporation provides that the personal liability of the directors of the Company to the Company or its shareholders for damages for any breach of duty as directors, is eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York. The Company's certificate of incorporation also provides that the Company shall, to the fullest extent permitted by Sections 722 and 723 of the New York Business Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

                  The Company's by-laws provide for indemnification of the Company's directors and officers to the fullest extent permitted by the laws of the State of New York and permit the Company to enter into indemnity agreements with its officers and directors (the "Indemnity Agreements"). The Company has entered into Indemnity Agreements with John Fanning, Rosemary Maniscalco, Harry
V. Maccarrone,  John H. Brinckerhoff III, Gordon Robinett, Daniel Raynor, Joseph
A. Driscoll and Diane J. Geller. The Indemnity Agreements provide that the Company shall indemnify such officers or directors from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party, or which may be asserted against them by reason of their being or having been an officer or director of the Company (the "Losses"), unless it is determined that such officers and directors did not act in good faith and for a purpose which they reasonably believed to be in, or in the case of service to an entity related to the Company, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. No indemnification may be made under the Indemnity Agreements for Losses incurred by such officers or directors who are parties to any proceeding or action by or in the right of the Company to procure a judgment in its favor in respect of (i) any claim, issue or matter as to which such officers or directors shall have been adjudged liable to the Company or (ii) any threatened or pending action to which such officers or directors are a party or are threatened to be made a party which is settled or otherwise disposed of, unless any court in which such action or proceeding is brought or any court of competent jurisdiction shall determine that, in view of all of the circumstances, such officers or directors are reasonably entitled to indemnity. Such indemnification shall be in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

                  The Company maintains a $3,000,000 directors and officers liability insurance policy.

Item 7.           Exemption From Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

                  Exhibit Index

Exhibit

         4(a) Option Agreement dated February 21, 1996, by and between the Company and Rosemary Maniscalco.

         4(b) Option Agreement dated February 21, 1996, by and between the Company and Harry Maccarrone.

         5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

        23(a)     Consent of KPMG Peat Marwick LLP

        23(b) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5)


Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                           a. To file,  during  any  period  in which  offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b. That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.  To  remove  from   registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of North Hempstead, State of New York, on this 11th day of June, 1997.

                                  UNIFORCE SERVICES, INC.
                                  (Registrant)

                                  By:/s/ John C. Fanning
                                     ------------------------------------
                                     John C. Fanning, Chairman of the
                                     Board, President and Chief
                                     Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                            Title                              Date
         ---------                            -----                              ----

                                       Chairman of the Board,
/s/ John C. Fanning                    President and Chief
--------------------------------       Executive Officer                    June 11, 1997
(John C. Fanning)


                                       Executive Vice President,
/s/ Rosemary Maniscalco                Chief Operating Officer
-------------------------------        and Director                         June 11, 1997
(Rosemary Maniscalco)


                                       Vice President-Finance,
                                       Treasurer, Principal
                                       Financial and Chief
/s/ Harry V. Maccarrone                Accounting Officer
------------------------------         and Director                         June 11, 1997
(Harry V. Maccarrone)

/s/ John H. Brinckerhoff III
------------------------------         Director                             June 11, 1997
(John H. Brinckerhoff III)

/s/ Gordon Robinett
-------------------------------        Director                             June 11, 1997
(Gordon Robinett)

/s/ Joseph A. Driscoll
---------------------------            Director                             June 11, 1997
(Joseph A. Driscoll)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Hempstead, State of New York, on June 11, 1997.

                                     UNIFORCE SERVICES, INC.
                                     Stock Option Grants by the Company to
                                     Harry V. Maccarrone and Rosemary Maniscalco
                                     -------------------------------------------
                                                       (Plan)


                                       By: /s/ John H. Brinckerhoff III
                                           -----------------------------------
                                           John H. Brinckerhoff III,
                                           Member of Stock Option
                                           Committee



                                       By: /s/ Gordon Robinett
                                          ------------------------------------
                                          Gordon Robinett,
                                          Member of Stock Option
                                          Committee



                                       By: /s/ Joseph A. Driscoll
                                          ------------------------------------
                                          Joseph A. Driscoll
                                          Member of Stock Option
                                          Committee